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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-172926) and the Registration Statement on Form S-3 (No. 333-183135) of Atlantic Power Corporation of our report dated March 16, 2011, except for Note 12, which is as of March 30, 2012, relating to the financial statements of Chambers Cogeneration Limited Partnership, which appears in this Atlantic Power Corporation's Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 28, 2013

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS